UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      August 23, 1999

R-B RUBBER PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Oregon	93-0967413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

904 E. 10th Avenue, McMinnville, Oregon	97128
(Address of principal executive offices)	(Zip Code)

Issuer’s telephone number, including area code: 503-472-4691

(Former name or former address, if changed since last report): N/A

R-B RUBBER PRODUCTS, INC.
FORM 8-K
INDEX

Item	Description	Page

Item 4.	Changes in Registrant’s Certifying Accountant	2

Item 7.	Financial Statements and Exhibits	2

	Signatures	3

1

Item 4.   Changes in Registrant’s Certifying Accountant

On August 23, 1999, based on a recommendation of the Audit Committee, the Company’s Board of Directors approved the dismissal of the Company’s independent public accountants, Morrison & Liebswager, P.C. Morrison & Liebswager, P.C. issued an unqualified audit opinion on each of the past two fiscal years’ financial statements. There have not been any disagreements between the Company and Morrison & Liebswager, P.C. on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, nor have there been any reportable events as defined under Item 304(a)(1)(v).

Also on August 23, 1999, the Company engaged the firm of Arthur Andersen LLP to be its independent public accountants. There have not been any consultations with Arthur Andersen LLP within the Company’s last two fiscal years nor from the end of the last fiscal year to date that would be considered “opinion shopping” or which concerned any disagreement or reportable event with Morrison & Liebswager, P.C.

Item 7.   Financial Statements and Exhibits

Exhibits:

16      Letter re change in certifying accountant

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 25, 1999	R-B RUBBER PRODUCTS, INC.

By: /s/ RONALD L. BOGH
Ronald L. Bogh
President

By: /s/ MICHAEL J. HIGHLAND
Michael J. Highland
Controller
(Principal Financial and Accounting Officer)

3